10.24 Corn Kernels Purchase Agreement, dated May 6, 2011, between Shandong
Xiangrui and Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area.
Supplier: Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area

Purchaser: Shandong Xiangrui Pharmacy Co., Ltd.
Execution Site: Dongping, Shandong;
Execution Date: May 6, 2011
1. the type, class, weight, price and delivery of the grain

						Unit
			Storage		Delivery	Price(RMB
	Weight	Place of	Amount		Amount	for each
Type	(ton)	Production	(ton)	Delivery Time	(ton)	ton)
Corn	7236.442	Liangshan	1000	2011.5.1-2011.6.30	1883.1	2230
		Wenshang	883.1	2011.7.1-2011.7.31
		Wenshang	5353.342	2011.8.1-2011.8.31	3000	2250
					2353.342	2270
The purchaser shall deliver the corn stored at Liangshan first, then that stored at Wenshang. The purchaser shall deliver the corn according to the timetable herein, if the purchaser fails to do so, the purchaser shall be regarded as he is willing to deliver the remaining tons in next month according to the new unit price. If the weight of the delivery by the purchaser exceeds the weight herein, the unit price for exceeding weight shall not adjust.
2. Standard of quality
The standard of quality shall follow the quality of the corn stored at No. 4, 6, 7 warehouses in Liangshan.
The standard of quality shall follow the quality of the corn stored at No. 14 warehouse in Yangdian, Wenshang.
The standard of quality shall follow the quality of the corn stored at No.1,2,3,4,5,6,7,15,21 warehouses in Baishi, Wenshang.
3. Packing
The corn shall be packed in bulk. And packing fees shall be responsible by the purchaser.
4. Loss
The loss shall be responsible by the purchaser after the delivery of corn is accepted by the purchaser.
5. The standard for weight inspection
The weight of the scale appointed by the supplier shall be the standard for weight inspection.

6. Delivery
If the purchaser delivers the corn by itself, the purchaser shall deliver the corn by August 31, 2011. If the purchaser fails to do so by August 31, 2011, the purchaser shall compensate the supplier all economic loss resulting from the purchaser’s failure, including but not limited to custody fees as 1% of the value of the remaining corn, and storage fee as RMB 0.2 for each ton each day. And quality problem resulted from the purchaser’s failure shall be responsible by the purchaser.
7. Transportation and fee
The purchaser shall offer transportation vehicles and be responsible the transportation fees.
8. Guarantee and payment
1. The purchaser shall pay RMB 1,400,000 as guarantee to the supplier within 5 working days after the execution of the Agreement. If the purchaser fails to deliver all the corns by July 20, 2011, the purchaser shall pay RMB 360, 000 to the supplier. If the purchaser doesn’t breached the agreement, the guarantee shall be taken as part of the consideration of the corn.
2. The purchaser shall make the payment as of consideration timely, the supplier shall notice the purchaser to deliver the corn after receiving the payment.
3. The purchaser shall notice the supplier the change of its delivery plan.
4. The supplier shall offer invoice to the purchaser after the performance of this Agreement.
9. Risk
1. The risk of loss of the corn shall be responsible by the purchaser when the supplier delivers the corn to the purchaser or the carrier appointed by the purchaser at the deliver site.
2. If the purchaser fails to deliver the corn according to the timetable of the Agreement and postpone to deliver the corn, then the risk of loss shall be responsible by the purchaser after 12 o’clock at midnight of the delivery date in the Agreement
10. Alteration of the Agreement
The agreement could be supplemented and altered by both parties. If one party intends to alter the Agreement, he should notice the other party, with the consent from the other party, both party shall sign alteration documents. Such documents shall be part of the Agreement.
11. The ownership of the corn
The ownership of the corn shall belong to the supplier before the purchaser makes full payment.
12. Force majeure
If one party is stopped, prevented or delayed to perform certain obligation under the Agreement by force majeure, the party shall inform the other party the occurrence of the force majeure.

13. Breach of the Agreement
1. The supplier shall pay 5% of the price of the corn as damages if the supplier fails to deliver the corns, and the Agreement terminates.
2. The purchaser fails to deliver the corn according to the Agreement, the supplier has the right to terminate the Agreement, and collect 5% of the price as damages, the confiscate the guarantee paid by the purchaser.
3. If the supplier has other loss, it still has the right to ask other compensation.
14. Dispute resolution
Both parties shall resolve the dispute friendly, or the court of the supplier shall have jurisdiction over the dispute.
15. Miscellaneous
The Agreement shall take effect after that both parties execute this Agreement and the purchaser pays the guarantee.
Execution:

Supplier: Zhongjiao Grain and Oil Storage Center, Qingdao Tariff-free Area
Purchaser: Shandong Xiangrui Pharmacy Co., Ltd.